UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2014

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On June 24, 2014, FS Energy and Power Fund (the “Company”) increased its public offering price from $10.90 per share to $10.95 per share. The increase in the public offering price was effective as of the Company’s June 25, 2014 weekly closing and first applied to subscriptions received from June 18, 2014 through June 24, 2014.

The purpose of the increase in the public offering price was to ensure that the Company’s net asset value per share did not exceed the Company’s offering price per share, after deducting selling commissions and dealer manager fees, as required by the Investment Company Act of 1940, as amended.

Share Price Guidance

If the Company’s strong portfolio performance continues, causing its net asset value per share to exceed its increased net offering price, the Company’s board of trustees (the “Board”) may further increase the per share offering price of the Company’s common shares for its future weekly closings. The Board expects that, if adjusted further, the per share public offering price will be between $10.95 and $11.10 per share. The Board has not yet determined that a further adjustment to the newly-established offering price of $10.95 per share will be necessary. In the event the Board determines to adjust its current offering price, a separate announcement will be issued. There can be no assurance that the amount of the weekly cash distributions payable to the Company’s shareholders, if any, will increase in the event that the Company further increases its public offering price in the future.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders (the “Annual Meeting”) on June 24, 2014.  As of April 21, 2014, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 208,730,500 common shares of beneficial interest were eligible to be voted, and 71,694,347 of those shares were voted in person or by proxy at the Annual Meeting.

Shareholders were asked to consider and act upon:

•	Proposal No. 1 – the election of ten members of the board of trustees of the Company to serve until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified; and

•	Proposal No. 2 – the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

All trustee nominees listed in the Company’s 2014 proxy statement were elected by the Company’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each trustee nominee are set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Adelman	59,033,658	1,585,316	11,075,373
Sidney R. Brown	59,031,377	1,587,597	11,075,373
Gregory P. Chandler	58,983,521	1,635,453	11,075,373
Michael C. Forman	59,030,941	1,588,033	11,075,373
Richard I. Goldstein	59,022,553	1,596,421	11,075,373
Thomas J. Gravina	58,551,746	2,067,228	11,075,373
Michael J. Heller	59,037,339	1,581,635	11,075,373
Charles P. Pizzi	59,000,732	1,618,242	11,075,373
Richard W. Vague	59,046,708	1,572,266	11,075,373
R. Richard Williams	59,008,453	1,610,521	11,075,373

The proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was also approved by the Company’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,829,886	529,504	1,334,957	0

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operations of the Company.  Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: June 25, 2014	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer